Exhibit 5.3

SIDLEY AUSTIN BROWN & WOOD LLP

BEIJING – BRUSSELS – CHICAGO – DALLAS – GENEVA – HONG KING – LONDON	787 SEVENTH AVENUE NEW YORK, NEW YORK 10019 TELEPHONE 212 839 5300 FACSIMILE 212 839 5599 www.sidley.com FOUNDED 1866	LOS ANGELES – NEW YORK – SAN FRANCISCO – SHANGHAI – SINGAPORE – TOKYO – WASHINGTON, D.C.

June 17, 2004

FPIC Insurance Group, Inc. (333-115352)

FPIC Capital Trust IV (333-116495)

FPIC Capital Trust V (333-116495-01)

c/o	FPIC Insurance Group, Inc. 225 Water Street Suite 1400 Jacksonville, Florida 32202

Ladies and Gentlemen:

We are providing this opinion as special counsel as to the laws of the State of New York in connection with the registration under the Securities Act of 1933, as amended (the “Act”), of an aggregate of $100,000,000 aggregate initial offering price of (i) preferred stock, no par value (“Preferred Stock”), of FPIC Insurance Group, Inc., a Florida corporation (the “Company”), (ii) common stock, par value $.10 per share, of the Company (“Common Stock”), (iii) senior unsecured debt securities of the Company (the “Senior Debt Securities”), (iv) senior subordinated unsecured debt securities of the Company (the “Senior Subordinated Debt Securities”), (v) junior subordinated unsecured debt securities of the Company (the “Junior Subordinated Debt Securities”); (vi) Depositary Shares of the Company (“Depositary Shares”), (vii) contracts to purchase (or sell) shares of Common Stock, Preferred Stock, Depositary Shares, Senior Debt Securities, Senior Subordinated Debt Securities, Warrants (as defined below) or Trust Preferred Securities (as defined below) (the “Purchase Contracts”), (viii) purchase units of the Company, each representing ownership of one or more of the Purchase Contracts, Common Stock, Senior Debt Securities, Senior Subordinated Debt Securities, Preferred Stock, Warrants, debt obligations of any other person, Trust Preferred Securities or any combination thereof (“Purchase Units”), (ix) preferred securities (the “Trust Preferred Securities”) of FPIC Capital Trust IV and FPIC Capital Trust V, each a statutory trust created under the laws of the State of Delaware (each, a “Trust” and, collectively, the “Trusts”), (x) warrants of the Company exercisable for Common Stock, Preferred Stock, Senior Debt Securities or Senior Subordinated Debt Securities (“Warrants”) and (xi) guarantees by the Company with respect to the Trust Preferred Securities (the “Trust Guarantees,” and together with the Preferred Stock, the Common Stock, the Senior Debt Securities, the Senior Subordinated Debt Securities, the Junior

Subordinated Debt Securities, the Depositary Shares, the Purchase Contracts, the Purchase Units, the Trust Preferred Securities and the Warrants, the “Securities”), in each case, as described in the registration statement on Form S-3 (the “Registration Statement”) of the Company and the Trusts in which this opinion is included as an exhibit.

The Securities are to be offered upon the terms and subject to the conditions set forth in one or more underwriting agreements by and among the Company, the Trusts and the persons named as underwriters therein. The Senior Debt Securities are to be issued in one or more series pursuant to a Senior Indenture to be entered into between the Company and a senior indenture trustee (the “Senior Trustee”) (the “Senior Indenture”). The Senior Subordinated Debt Securities are to be issued in one or more series pursuant to a Senior Subordinated Indenture to be entered into between the Company and a senior subordinated indenture trustee (the “Senior Subordinated Trustee”) (the “Senior Subordinated Indenture”). The Junior Subordinated Debt Securities are to be issued in one or more series pursuant to a Junior Subordinated Indenture to be entered into between the Company and a junior subordinated indenture trustee (the “Junior Subordinated Trustee”) (the “Junior Subordinated Indenture”). If so specified in the applicable prospectus supplement, the Preferred Stock may be represented by Depositary Shares entitling the holders proportionally to all rights and preferences of the Preferred Stock. The Depositary Shares will be issued pursuant to a deposit agreement (including a form of depositary receipt evidencing Depositary Shares (a “Depositary Receipt”)) (the “Deposit Agreement”) with respect to Depositary Shares to be entered into between the Company and a depositary (the “Depositary”). The Purchase Contracts will be issued pursuant to one or more purchase contract agreements (each, a “Purchase Contract Agreement”) to be entered into between the Company and a purchase contract agent (the “Purchase Contract Agent”). The Warrants will be issued pursuant to a warrant agreement (the “Warrant Agreement”) with respect to Warrants to be entered into between the Company and a warrant agent (the “Warrant Agent”). The Trust Guarantees will be issued pursuant to one or more guarantee agreements to be entered into between the Company and a Trust Preferred Securities guarantee trustee (the “Trust Guarantee Trustee”) (each, a “Trust Guarantee Agreement” and, collectively, the “Trust Guarantee Agreements”).

Capitalized terms used but not otherwise defined herein shall have the meanings assigned to them in the Registration Statement.

As special counsel as to the laws of the State of New York, we have examined the Registration Statement and such other documents and instruments, and made such other examination of law or fact, as we have deemed necessary or appropriate for the expression of the opinions contained herein.

In our examination, we have assumed the authenticity and completeness of all records, certificates and other instruments represented to us to be originals, the conformity to original documents of all records, certificates, and other instruments submitted to us as copies, the authenticity and completeness of the originals of those records, certificates and other instruments submitted to us as copies and the correctness of all statements of fact contained in all records, certificates and other instruments that we have examined.

Based on the foregoing and subject to the limitations set forth herein, we are of the opinion that:

1. When (a) appropriate corporate action has been taken by the Company to authorize the form, terms, execution and delivery of the Senior Indenture and any supplemental indenture, each to be entered into between the Company and the Senior Trustee, or officers’ certificate related to the Senior Indenture, (b) the Senior Indenture and any such supplemental indenture or officers’ certificate have been duly executed and delivered by the Company, (c) appropriate corporate action has been taken by the Company to authorize the issuance and establish, in accordance with the Senior Indenture, the form and terms of Senior Debt Securities, (d) such Senior Debt Securities have been duly executed and authenticated in accordance with the terms of the Senior Indenture and, if applicable, a supplemental indenture thereto or related officers’ certificate, and (e) such Senior Debt Securities are offered, issued and sold as contemplated in the Registration Statement against payment of the consideration therefor as provided in the applicable underwriting agreement, such Senior Debt Securities will constitute legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

2. When (a) appropriate corporate action has been taken by the Company to authorize the form, terms, execution and delivery of the Senior Subordinated Indenture and any supplemental indenture, each to be entered into between the Company and the Senior Subordinated Trustee, or officers’ certificate related to the Senior Subordinated Indenture, (b) the Senior Subordinated Indenture and any such supplemental indenture or officers’ certificate have been duly executed and delivered by the Company, (c) appropriate corporate action has been taken by the Company to authorize the issuance and establish, in accordance with the Senior Subordinated Indenture, the form and terms of Senior Subordinated Debt Securities, (d) such Senior Subordinated Debt Securities have been duly executed and authenticated in accordance with the terms of the Senior Subordinated Indenture and, if applicable, a supplemental indenture thereto or related officers’ certificate, and (e) such Senior Subordinated Debt Securities are offered, issued and sold as contemplated in the Registration Statement against payment of the consideration therefor as provided in the applicable underwriting agreement, such Senior Subordinated Debt Securities will constitute legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

3. When (a) appropriate corporate action has been taken by the Company to authorize the form, terms, execution and delivery of the Junior Subordinated Indenture and any supplemental indenture, each to be entered into between the Company and the Junior Subordinated Trustee, or officers’ certificate related to the Junior Subordinated Indenture, (b) the Junior Subordinated Indenture and any such supplemental indenture or officers’ certificate have been duly executed and delivered by the Company, (c) appropriate corporate action has been taken by the Company to authorize the issuance and establish, in accordance with the Junior Subordinated Indenture, the form and terms of Junior Subordinated Debt Securities, (d) such Junior Subordinated Debt Securities have been duly executed and authenticated in accordance with the terms of the Junior Subordinated Indenture and, if applicable, a supplemental indenture thereto or related officers’ certificate, and (e) such Junior Subordinated Debt Securities are offered, issued and sold as contemplated in the Registration Statement against payment of the consideration therefor as provided in the applicable underwriting agreement, such Junior Subordinated Debt Securities will constitute legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

4. When (a) appropriate corporate action has been taken by the Company to authorize the form, terms, execution and delivery of a Deposit Agreement to be entered into between the Company and the Depositary, (b) such Deposit Agreement has been duly executed and delivered by the Company, (c) appropriate corporate action has been taken by the Company to authorize the issuance of Preferred Stock and the deposit thereof with the Depositary pursuant to such Deposit Agreement and the issuance of the Depositary Shares representing interests therein, (d) duly authorized and validly issued, fully paid and non-assessable shares of such Preferred Stock shall have been deposited with the Depositary in accordance with such Deposit Agreement and such corporate action and the Depositary shall have duly executed, issued and delivered Depositary Receipts with such terms evidencing such Depositary Shares, all in the manner provided for in such Deposit Agreement and such corporate action, and (e) such Depositary Shares are offered, issued and sold as contemplated in the Registration Statement against payment of the consideration therefor as provided in the applicable underwriting agreement, such Depositary Shares will entitle the holders thereof to the benefits provided therein and in the applicable Deposit Agreement.

5. When (a) appropriate corporate action has been taken by the Company to authorize the form, terms, execution and delivery of a Purchase Contract Agreement to be entered into between the Company and the Purchase Contract Agent, (b) such Purchase Contract Agreement has been duly executed and delivered by the Company, (c) appropriate corporate action has been taken by the Company to authorize the issuance and establish, in accordance with such Purchase Contract Agreement, the form and terms of Purchase Contracts to be issued thereunder, (d) such Purchase Contracts have been duly executed and authenticated in accordance with the terms of such Purchase Contract Agreement and (e) such Purchase Contracts are offered, issued and sold as contemplated in the Registration Statement against payment of the consideration therefor as provided in the applicable underwriting agreement, such Purchase Contracts will constitute legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

6. When (a) appropriate corporate action has been taken by the Company to authorize the form, terms, execution and delivery of a Purchase Contract Agreement to be entered into between the Company and the Purchase Contract Agent, (b) such Purchase Contract Agreement has been duly executed and delivered by the Company, (c) appropriate corporate action has been taken by the Company to authorize the issuance and establish, in accordance with such Purchase Contract Agreement, the form and terms of Purchase Contracts and collateral arrangements relating to Purchase Units, (d) the Purchase Contracts and the documents governing the collateral arrangements relating to such Purchase Units have been duly executed and authenticated in accordance with the terms thereof and (e) such Purchase Units are offered, issued and sold as contemplated in the Registration Statement against payment of the consideration therefor as provided in the applicable underwriting agreement, such Purchase Units will constitute legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

7. When (a) appropriate corporate action has been taken by the Company to authorize the form, terms, execution and delivery of a Warrant Agreement to be entered into between the Company and the Warrant Agent, (b) such Warrant Agreement has been duly executed and delivered by the Company, (c) appropriate corporate action has been taken by the

Company to authorize the issuance of Common Stock, Preferred Stock, Senior Debt Securities or Senior Subordinated Debt Securities, as the case may be, for which the Warrants are exercisable, (d) the Warrant Agent shall have duly executed, issued and delivered Warrants, all in the manner provided for in such Warrant Agreement and such corporate action, and (e) such Warrants are offered, issued and sold as contemplated in the Registration Statement against payment of the consideration therefor as provided in the applicable underwriting agreement, such Warrants will entitle the holders thereof to the benefits provided therein and in the applicable Warrant Agreement.

8. When (a) appropriate corporate action has been taken by the Company to authorize the form, terms, execution and delivery of a Trust Guarantee Agreement with respect to the Trust Preferred Securities to be entered into between the Company and the Trust Guarantee Trustee, (b) such Trust Guarantee Agreement shall have been duly executed and delivered by the Company, (c) such Trust Preferred Securities shall have been duly authorized for issuance by the applicable Trust’s trust agreement, as the same may be amended or restated (the “Trust Agreement”), and duly executed, issued and delivered by duly authorized trustees of such Trust and authenticated by the property trustee for such Trust, all in the manner provided for in the Trust Agreement, and (d) such Trust Preferred Securities and the Trust Guarantee evidenced by such Trust Guarantee Agreement are offered, issued and sold as contemplated in the Registration Statement against payment of the consideration therefor as provided in the applicable underwriting agreement, such Trust Guarantee will constitute a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

The opinions expressed above regarding validity, binding effect and enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting creditors’ rights generally and enforceability may be limited by general equitable principles. We call to your attention that, with respect to any Senior Debt Securities, Senior Subordinated Debt Securities, Junior Subordinated Debt Securities, Purchase Contracts, Purchase Units or the Trust Guarantees denominated in a foreign currency or composite currency, a judgment for money in an action based on such Securities in a Federal or state court in the United States ordinarily would be enforced in the United States only in U.S. Dollars. The date used to determine the conversion of another currency or currency unit into U.S. Dollars will depend upon various factors, including which court renders the judgment. In particular, pursuant to Section 27(b) of the New York Judiciary Law, a state court in the State of New York or a United States District Court applying the laws of the State of New York that renders a judgment on the Securities would be required to render such judgment in the other currency or currency unit and such judgment would be converted into U.S. Dollars at the exchange rate prevailing on the date of entry of the judgment. We also call to your attention that the making of payments may be subject to governmental authority to limit, delay or prohibit the making of payments outside the United States. We have further assumed with respect to enforceability that, when fixed, the terms of the Securities will comply with all applicable “bucket shop” or similar state laws, or have the availability of federal preemption therefrom.

The foregoing opinions are limited to matters arising under the laws of the State of New York, and we express no opinion with respect to matters arising under the laws of any other jurisdiction. In rendering the opinions expressed above we have, with your consent, relied solely on the opinion of Foley & Lardner LLP, filed as Exhibit 5.1 to the Registration Statement, as to matters governed by the laws of the State of Florida. Foley & Lardner LLP may rely on this opinion as to matters of New York law in rendering their opinion being filed as an exhibit to the Registration Statement.

We consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act.

Very truly yours,

/s/ Sidley Austin Brown & Wood LLP

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